UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Preferred Stock Purchase Rights	“CCO”	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Refinancing Transactions

On June 1, 2021 (the “Closing Date”), Clear Channel Outdoor Holdings, Inc. (the “Company”) completed the sale of $1,050,000,000 in aggregate principal amount of 7.500% Senior Notes due 2029 (the “Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.

The net proceeds from the offering of the Notes will be used to cause Clear Channel Worldwide Holdings, Inc., a subsidiary of the Company (“CCWH”), to redeem all of the outstanding $961,525,000 aggregate principal amount of the 9.25% Senior Notes due 2024 (the “Existing Senior Notes”) of CCWH and to pay related transaction fees and expenses.

Indenture Governing 7.500% Senior Notes Due 2029

On the Closing Date, the Company entered into an indenture, dated as of June 1, 2021 (the “Indenture”), by and among the Company, the subsidiaries of the Company acting as guarantors party thereto (collectively, the “Guarantors”), and U.S. Bank National Association (the “Trustee”).

The Notes mature on June 1, 2029 and bear interest at a rate of 7.500% per annum. Interest on the Notes is payable to the holders thereof semi-annually on June 1 and December 1 of each year, beginning on December 1, 2021.

The Notes are guaranteed on a senior unsecured basis by certain of the Company’s wholly-owned existing and future domestic subsidiaries. The Notes (i) rank pari passu in right of payment with all existing and future senior indebtedness of the Company and the Guarantors, (ii) are senior in right of payment to all of the future subordinated indebtedness of the Company and the Guarantors, (iii) are effectively subordinated to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a lien, to the extent of the value of the collateral securing such debt, and (iv) are structurally subordinated to any existing and future obligations of any existing or future subsidiaries of the Company that do not guarantee the Notes, including all of the Company’s foreign subsidiaries.

The Company may redeem all or a portion of the Notes beginning on June 1, 2024 at the redemption prices set forth in the Indenture. Prior to June 1, 2024, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the “make-whole” premium described in the Indenture. The Company may redeem up to 40% of the aggregate principal amount of the Notes at any time prior to June 1, 2024 using the net proceeds from certain equity offerings at 107.500% of the principal amount of the Notes.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock; (ii) redeem, purchase or retire subordinated debt; (iii) make certain investments; (iv) create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries that are not Guarantors; (v) enter into certain transactions with affiliates; (vi) merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of the Company’s assets; (vii) sell certain assets, including capital stock of the Company’s subsidiaries; (viii) designate the Company’s subsidiaries as unrestricted subsidiaries, (ix) pay dividends, redeem or repurchase capital stock or make other restricted payments; and (x) incur certain liens.

Copies of the Indenture and the Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture and the Notes.

Item 1.02.	Termination of Material Definitive Agreement

As previously disclosed, on May 17, 2021, CCWH delivered a conditional notice of redemption, calling all of its outstanding Existing Senior Notes for redemption on June 16, 2021 (the “Redemption Date”). The redemption was conditioned on the closing of the offering of the Notes. At the closing of the offering of the Notes, CCWH deposited with the Trustee a portion of the proceeds from the Notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the Existing Senior Notes to, but not including, the Redemption Date, and irrevocably instructed the Trustee to apply such funds to the full payment of the Existing Senior Notes on the Redemption Date. Concurrently therewith, CCWH elected to satisfy and discharge the indenture governing the Existing Senior Notes in accordance with its terms and the Trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indenture governing the Existing Senior Notes, CCWH and the guarantors of the Existing Senior Notes have been released from their remaining obligations under the indenture governing the Existing Senior Notes.

This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the Existing Senior Notes or any other securities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 above is incorporated by reference into this Item 2.04.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 1, 2021, by and among Clear Channel Outdoor Holdings, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, governing the 7.500% Senior Notes due 2029.

4.2	Form of 7.500% Senior Notes due 2029 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 2, 2021	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer

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